POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints each of Kenneth S. Siegel, Jared T. Finkelstein and Michael Dojlidko, signing singly, as his or her true and lawful attorney in fact to:

(1)	execute for and on behalf of the undersigned Forms 3, 4 and 5, as a result of the undersigned's ownership of or transactions in securities of Starwood Hotels & Resorts Worldwide, Inc.
and Starwood Hotels & Resorts (together, "Starwood"), in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

(3)	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

	The undersigned hereby grants to such attorney in fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The authority under this Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of Starwood, unless earlier revoked in writing. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	The undersigned hereby revokes any and all powers of attorney executed prior to the date hereof which purport to appoint attorneys-in-fact to act on the undersigned's behalf in connection with the execution and filing of Forms 3, 4 and 5 with regard to the securities of Starwood.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of February, 2006.

			/s/ Raymond L. Gellein, Jr.
		                 Signature

			Raymond L. Gellein, Jr.
		                 Print Name